UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T.J. Rodgers

c/o CypressFirst

105 Madison Avenue

New York, New York 10016

Dear Fellow Stockholders of Cypress Semiconductor Corporation:

I am the co-founder of Cypress Semiconductor Corporation, a Delaware corporation (“Cypress” or the “Company”) and the Company’s largest non-institutional stockholder controlling the vote of an aggregate of 8,625,629 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company. I have nominated two highly qualified director candidates, J. Daniel McCranie and Camillo Martino, for election to the Company’s board of directors (the “Board”) at the Company’s upcoming 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

I did so because I believe that the Board needs new directors who will ensure that the Company is being run in a manner consistent with the best interests of stockholders. Both Mr. McCranie and Mr. Martino are highly qualified, with backgrounds in Board leadership and deep knowledge of the semiconductor industry, to serve stockholders. They need to help address what I believe to be significant governance deficiencies within the Board, as well as conflicts of interest and other challenges ahead in order to make Cypress a stronger, more profitable, and ultimately more valuable company.

My nominations of Messrs. McCranie and Martino are NOT about T.J. Rodgers trying to take control of the Company he founded. Neither Dan McCranie nor Camillo Martino is under my control. These nominations are only aimed at making sure that my investment, like yours, is being governed properly by the Cypress Board.

For the past several months, I have made continued genuine efforts to engage privately with the Board regarding the Company’s Executive Chairman position, which was established in 2016 and which I believe is both unnecessary and excessively costly. I have also tried to obtain information about the dual employment of Ray Bingham as both the Company’s current Executive Chairman and as a founding partner of a private equity buyout group funded and backed by the government of the People’s Republic of China that focuses on acquisitions in the semiconductor industry. My concern is that Mr. Bingham’s dual employment presents serious conflicts of interest that may be irreconcilable.

My efforts to address these matters privately have met with no success, so I had to submit a demand letter in accordance with applicable law for the Company’s books and records to obtain further information. Despite my request for information as provided by applicable law, the Board has refused to provide the requested information.

It was against this background that I felt I had no choice but to file the required papers to nominate Messrs. McCranie and Martino for election to the Cypress Board. They are both highly qualified semiconductor veterans with excellent experience in semiconductor operations and corporate governance, and I believe they will be able to work internally within the Board to address the issues that the Board has proved to be unwilling to address directly with me. I did so privately in the continued hope that I could work out a compromise. However, after the Board conducted perfunctory interviews of Mr. McCranie and Mr. Martino, the Cypress Board merely offered a “settlement proposal” that would have involved adding Mr. McCranie to the Board if and only if I dropped everything related to the conflict of interest and excess compensation matters and signed a “standstill” arrangement where I would make no claims and run no candidates until after the Company’s 2018 annual meeting of stockholders. I responded that both directors would be excellent additions and that the Board needed to address the conflict of interest and excess compensation issues as a prelude to any standstill arrangement. I made it clear that I was willing to continue to discuss these points.

The Board never responded to my request to continue discussions. Rather, the Board cut off all communications concerning a settlement and instead filed a consent solicitation statement (the “Cypress Consent Solicitation Statement”) relating to the Board’s consent solicitation to eliminate cumulative voting (the “Consent Solicitation”).

I think the purpose of the Consent Solicitation is clear: to try to reduce significantly the chances that Messrs. McCranie and Martino will be elected by the stockholders. The mathematics are simple. If cumulative voting were retained and the size of the Board remained at seven people, I would need to obtain proxies of 25% of the shares voting on the election of directors at the 2017 Annual Meeting (including the shares I control) to elect both Messrs. McCranie and Martino, and 12.5% (including the shares I control) to elect one of them. In contrast, if cumulative voting is eliminated, I would need to obtain proxies of a majority of the votes cast for the election of directors among the Company’s stockholders. Eric Benhamou, the lead independent director of the Board, has admitted the Board’s purpose by publicly stating that the timing of the Consent Solicitation is a direct response to my submission of nominees for the 2017 Annual Meeting.

Nevertheless, I am NOT asking you to vote against the matters covered by the Consent Solicitation. The Board has approved certain changes to the bylaws of the Company (“Bylaws”), that are expressly contingent on your vote to approve an amendment to the Company’s certificate of incorporation (the “Charter”) to remove cumulative voting, as described below and in greater detail elsewhere in this Consent Information Statement. I think that is a choice that you should make without regard to the election of directors at the 2017 Annual Meeting. For that reason, the proxy I am soliciting from you will allow you to vote in favor of removing cumulative voting, against removing cumulative voting or to abstain. If you return a GOLD proxy to me but don’t choose one of those alternatives, I will vote your shares proportionately with the vote of other stockholders so that the proxy you give won’t affect the vote disproportionately.

The proposed Bylaw changes that are tied to your vote on removing cumulative voting are (i) the adoption of a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections and (ii) the implementation of a form of “proxy access” where a limited number of stockholders can run candidates for Board membership without filing a separate proxy statement. The amendment to the Charter and the Bylaw amendments are referred to as the “Governance Proposals.” The text of the proposed amendment to the Charter and the proposed amendments to the Bylaws, as provided in the Cypress Consent Solicitation Statement filed on February 28, 2017 with the Securities and Exchange Commission, are included in Annex A to this Consent Information Statement.

So if I’m not trying to ask for a specific vote on the Consent Solicitation, why am I sending you this Consent Information Statement and proxy? The reason is simple: I don’t believe that the Cypress Consent Solicitation Statement from the Board gives you the full circumstances or adequately describes how the Board is attempting to affect your vote. I want you to have the full context of what the Cypress Board is attempting to do so you can make an informed decision.

Although the Board previously approved the proposed amendment to the Charter, the amendment of the Charter to eliminate cumulative voting will only be effective if approved by holders of a majority of the Company’s outstanding shares of Common Stock as of February 27, 2017, which the Board set as the record date for these consents. The Board has disclosed that it determined that it must receive the consents on or before March 24, 2017; however, the Board has disclosed that this date may be extended by the Board in its sole discretion.

If you wish to consent to the approval of the proposed amendment, please mark the “CONSENT” box on the enclosed GOLD proxy to vote in favor of the proposed amendment. If you do not consent to the approval of the proposed amendment, please mark the “WITHHOLD CONSENT” box on the enclosed proxy to vote against the proposed amendment. Please promptly complete, date, sign and return your proxy to MacKenzie Partners, Inc. by electronic mail (in PDF) at CypressFirst@mackenziepartners.com or by mail at 105 Madison Avenue, New York, NY 10016. Any proxy received prior to the Company’s deadline for receiving consents will then be submitted to the Company prior to such deadline. Abstentions, broker non-votes and failures to vote will have the same effect as withheld consents and will be treated as votes against the amendment.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting me in this solicitation, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ T.J. Rodgers

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

PRELIMINARY CONSENT INFORMATION STATEMENT

DATED MARCH 7, 2017 - SUBJECT TO COMPLETION

CYPRESS SEMICONDUCTOR CORPORATION

CONSENT INFORMATION STATEMENT

OF

T.J. RODGERS

MR. RODGERS IS CONDUCTING THIS SOLICITATION AND IS

NOT ACTING ON BEHALF OF THE COMPANY OR THE CYPRESS BOARD.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY TODAY.

This consent information statement (this “Consent Information Statement”) and the enclosed GOLD proxy are being furnished by T.J. Rodgers in connection with discussions with the holders of shares of common stock, par value $0.01 per share (the “Common Stock”), of Cypress Semiconductor Corporation, a Delaware corporation (the “Company”), of matters related to the solicitation of consents (the “Consent Solicitation”) for the approval of an amendment to the Company’s Second Restated Certificate of Incorporation (the “Charter”) to eliminate cumulative voting in the election of directors, as recommended by the Board of Directors of the Company (the “Board”).

Although the Board previously approved the proposed amendment to the Charter, the amendment will only become effective if approved by holders of a majority of the outstanding shares of Common Stock as of February 27, 2017, which the Board set as the record date for these consents. The Board has set an arbitrary deadline and disclosed that it determined that the consents must be received by it on or before March 24, 2017; however, the Board has disclosed that this date may be extended by the Board in its sole discretion.

As of the date of this Consent Information Statement, Mr. Rodgers controls the voting of 8,625,619 shares of Common Stock, representing over 2% of the Common Stock outstanding, 100 shares of which are held of record by a trust of which Mr. Rodgers is a trustee. Mr. Rodgers is not making any recommendation with respect to the approval of the proposed amendment to the Charter and intends to vote shares as to which he receives a valid proxy and for which there are no specific instructions by the holder in proportion with the Company’s other stockholders who have executed valid consents.

Mr. Rodgers is a “participant” with respect to this Consent Information Statement. Mr. McCranie and Mr. Martino may also be deemed to be “participants” in this Consent Solicitation in their capacities as Company stockholders and as proposed nominees for election to the Board. Messrs. McCranie and Martino are not eligible to vote any shares of Common Stock in the Consent Solicitation because they did not hold Company Common Stock as of the record date.

MR. RODGERS IS CONDUCTING THIS CONSENT SOLICITATION AND IS NOT ACTING ON BEHALF OF THE COMPANY OR THE BOARD.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

The Board disclosed in its consent solicitation statement (the “Cypress Consent Solicitation Statement”) that all written consents that the Company receives, regardless of when dated, will be treated as expired unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposal are received by the Company by March 24, 2017 (unless this date is extended by the Board). You may revoke a consent at any time, provided that the Company receives a written, signed and dated revocation before the earlier of (i) the date the Company receives valid, written and unrevoked consents constituting the necessary vote for approval of the proposal or (ii) March 24, 2017 (or, if this date is extended by the Board, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that a consent previously given is no longer effective. You make revoke a consent previously delivered to the Company by delivering an executed GOLD proxy to Mr. Rodgers’s proxy solicitor, MacKenzie Partners, Inc., by electronic mail (in PDF) at CypressFirst@mackenziepartners.com or by mail at 105 Madison Avenue, New York, NY 10016.

Under Delaware law, no consent shall be effective to approve the amendment unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by the holders of a majority of the outstanding shares of Common Stock are delivered to the Company. The Company has not announced the date of the earliest dated consent delivered to the Company.

If you have already submitted a consent form to the Company, it is not too late to change your vote. To revoke your prior consent and change your vote, simply execute and deliver a GOLD proxy to Mr. Rodgers’s proxy solicitor, MacKenzie Partners, Inc., by electronic mail (in PDF) at CypressFirst@mackenziepartners.com or by mail at 105 Madison Avenue, New York, NY 10016. Only your latest signed and dated proxy or written consent form that is timely received will be counted.

This Consent Information Statement is dated March [●], 2017, and is first being mailed to stockholders, along with the enclosed GOLD proxy, on or about March [●], 2017.

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED

GOLD PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT INFORMATION REGARDING THIS

CONSENT INFORMATION STATEMENT

Your prompt action is important. Mr. Rodgers urges you to vote and return the enclosed GOLD PROXY TODAY. Your vote is important, no matter how many or how few shares of Common Stock you own.

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

ABOUT T.J. RODGERS, J. DANIEL MCCRANIE AND CAMILLO MARTINO

T.J. Rodgers

T.J. Rodgers co-founded Cypress in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of the Board until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.

Mr. Rodgers is the Company’s largest non-institutional stockholder and controls the vote of an aggregate of 8,625,619 shares of Common Stock, representing over 2% of the outstanding Common Stock.

J. Daniel McCranie

J. Daniel McCranie has served as the Chairman of the Board of Directors of ON Semiconductor Corporation since August 2002 and as a Director since November 2001. He has served on the corporate governance and nominating, compensation, executive and science and technology committees of the Board of Directors of ON Semiconductor Corporation. Mr. McCranie has also served on the Board of Directors of Mentor Graphics Corporation (“Mentor Graphics”) since 2012, as well as the compensation and nominating and corporate governance committees of Mentor Graphics. He served on the Board of Directors of Freescale Semiconductor, Ltd from 2011 to 2014, including as Chairman of the Board beginning in June 2012, and on the Board of Directors of Cypress Semiconductor Corporation from 2005 through 2014. Mr. McCranie also served as executive Chairman of Virage Logic Corporation, a provider of application optimized semiconductor intellectual property platforms, from October 2008 until it was purchased by Synopsys, Inc. in September 2010. Previously, he served as President and Chief Executive Officer of Virage Logic Corporation from January 2007 to October 2008, Executive Chairman of Virage Logic Corporation from March 2006 to January 2007, and Chairman of the Board of Directors of Virage Logic Corporation from August 2003 to March 2006.

From 2014 to 2015, and prior to joining Virage Logic Corporation, from 1993 until his retirement in 2001, Mr. McCranie was employed in various positions with Cypress Semiconductor Corporation, focusing on the communications industry, lastly as its Executive Vice President, Marketing and Sales. From 1986 to 1993, he was President, Chief Executive Officer and Chairman of SEEQ Technology, Inc., a manufacturer of semiconductor devices.

Mr. McCranie currently holds 25,000 shares of Common Stock but did not hold any shares as of the record date.

Camillo Martino

Camillo Martino serves as a board member and executive advisor to technology companies. He has served as a member of the Board of Directors of MagnaChip Semiconductor Corporation (“MagnaChip”) since August 2016, where he also serves as the Chair of MagnaChip’s compensation committee. Mr. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc. since April 2015. Mr. Martino previously served as a director and the Chief Executive Officer of Silicon Image, Inc., a leading semiconductor company in video connectivity solutions, from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to January 2010, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., and as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as the President, Chief Executive Officer and Director of Cornice Inc., a supplier of storage technology solutions to the consumer and mobile phone markets. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation, a global SoC semiconductor company.

Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years in four countries. Mr. Martino holds a Bachelor of Applied Science in Electrical Engineering from the University of Melbourne and a Graduate Diploma in Digital Communications from Monash University (Australia).

Mr. Martino currently holds 10,000 shares of Common Stock but did not hold any shares as of the record date.

REASONS FOR THIS CONSENT INFORMATION STATEMENT

Mr. Rodgers believes that the Board has not fully described the events which caused the Board’s Consent Solicitation to remove cumulative voting from the Company’s Charter.

In August 2016, upon Mr. Rodgers’s retirement from the Company, the Company appointed Hassane El-Khoury as the Company’s Chief Executive Officer and also appointed Mr. Bingham to serve as Executive Chairman. In his capacity as Executive Chairman, Mr. Bingham is eligible to receive annual cash compensation of approximately $900,000 per year in salary and bonus, almost 18 times the annual retainer fee of one of the Company’s outside directors. Under his agreement to serve as Executive Chairman, Mr. Bingham is also eligible to receive equity grants worth $4.5 million, more than 22 times the annual equity award granted to one of the Company’s outside directors.

In November 2016, Lattice Semiconductor Corporation (“Lattice”) announced that it had entered a definitive agreement to be acquired by Canyon Bridge Capital Partners (“Canyon Bridge”), a private equity buyout fund being funded at least in part by cash originating from China’s central governance. Mr. Bingham, the Company’s Executive Chairman, is listed in the press release announcing the transaction as a co-founder and partner of Canyon Bridge.

On December 1, 2016, Mr. Rodgers sent an email to the Board suggesting that the Company eliminate the Executive Chairman position for what he believes to be three primary reasons. First, based on information received from others at Cypress, Mr. Rodgers believes that Mr. Bingham had not spent much time mentoring Mr. El-Khoury and any additional mentoring could easily be handled by non-executive directors. Second, Mr. Rodgers thinks that Mr. El-Khoury had demonstrated proficiency with respect to those aspects of the Company’s business as to which the Executive Chairman was tasked with assisting Mr. El-Khoury. Third, given the at best marginal need for such a position, Mr. Rodgers believed that the Company would be better served to put the more than $4 million earmarked for the Executive Chairman’s compensation “back on Cypress’s bottom line.”

On December 9, 2016, Mr. Rodgers sent a letter to the Board asking that the Board “take decisive action promptly” to address what Mr. Rodgers believes to be Mr. Bingham’s obvious potential conflicts of interest with Mr. Bingham serving as Executive Chairman of Cypress and as a partner of Canyon Bridge. Mr. Rodgers was particularly concerned with what he believed was the likely business, financial and reputational harm to the Company inherent in the Company being in any way associated with Canyon Bridge. Mr. Rodgers’s letter to the Board emphasized that Mr. Rodgers believes Mr. Bingham has a clear conflict of interest—“a conflict of interest that will continue on—because the two companies will continue to compete head-to-head to acquire semiconductor companies in a world of semiconductor consolidation.” It is Mr. Rodgers’s belief that Mr. Bingham’s conflict of interest and failure to disclose that conflict violate numerous provisions of the Cypress Code of Conduct and Ethics and present significant risks to the Company and its stockholders.

Mr. Rodgers received no written response to his email or his letter. Accordingly, Mr. Rodgers believed he had no alternative but to take more formal action. On January 19, 2017, Mr. Rodgers submitted to the Company a sworn demand letter pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”) for the Company’s books and records (the “Demand”). Among other things, the Demand was intended to obtain further details about potential conflicts of interest and transactions involving Mr. Bingham, given Canyon Bridge’s position as a direct competitor with the Company for potential acquisition targets in the M&A-intensive semiconductor industry, as evidenced by the transaction with Lattice. In light of this dual employment and Canyon Bridge’s acquisition activity, the Demand was intended to (1) investigate any possible breach of fiduciary duty by Mr. Bingham and the Board, (2) identify what steps, if any, the Board had taken to remedy these breaches, and (3) determine whether additional steps would be needed to protect the Company from harm associated with any such breaches.

On January 26, 2017, the Company sent a letter to Mr. Rodgers rejecting the Demand. Faced with the Company’s refusal to address Mr. Rodgers’ concerns, Mr. Rodgers filed a complaint in the Delaware Court of

Chancery to compel production of the Company’s books and records (the “Section 220 Complaint”) on January 27, 2017. In the Section 220 Complaint, Mr. Rodgers outlined his purpose in submitting the Demand, as well as his beliefs that Mr. Bingham’s actions and the Board’s inaction in response to his concerns may harm the Company and its stockholders. The Section 220 Complaint explained that Canyon Bridge had drawn the attention of members of Congress for its link to China and Chinese military and industrial firms. The Section 220 Complaint also described how Mr. Rodgers tried to obtain information about the dual employment of Ray Bingham as both the Company’s current Executive Chairman and as a founding partner of Canyon Bridge, and articulated Mr. Rodgers’s concern that Mr. Bingham’s dual employment presents serious conflicts of interest that may be irreconcilable.

On February 3, 2017, Mr. Rodgers privately submitted a notice of intention to nominate J. Daniel McCranie and Camillo Martino for election to the Board at the 2017 Annual Meeting in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”). Mr. Rodgers noted that Messrs. McCranie and Martino are highly qualified semiconductor veterans with excellent experience in corporate governance and that Mr. Rodgers is making the nominations in the hope that they might be able to work internally within the Board to address the issues that the Board had proven unwilling to address directly with him. Mr. McCranie currently serves as the Chairman at ON Semiconductor Corporation and on the board of Mentor Graphics Corp., previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. and previously served as an Executive Vice President and, for more than nine years, as a member of the Board of the Company. Mr. Martino currently serves on the board of MagnaChip Semiconductor Corp. and was previously the Chief Executive Officer and a director at Silicon Image, Inc. Mr. Rodgers did not make any public announcement at that time concerning his nomination of Mr. McCranie and Mr. Martino, in an attempt to work constructively with the Board on a mutually satisfactory solution.

On February 7, 2017, the deadline occurred for submission of director nominees by stockholders under the Bylaws.

During the week of February 6, 2017, in response to Mr. Rodgers’s notice of nomination, the Company conducted interviews with Mr. McCranie and Mr. Martino.

On February 10, 2017, the Company proposed a global settlement with Mr. Rodgers that would have included, among other things, (1) Mr. McCranie’s appointment to the Board prior to the 2017 annual meeting, (2) Mr. Rodgers’s dismissal of the Section 220 Complaint and (3) Mr. Rodgers’s entry into a standstill agreement that would prohibit him from taking certain actions with respect to the Company and that would extend through the 2018 annual meeting of stockholders (the “2018 Annual Meeting”).

On February 13, 2017, through his advisors, Mr. Rodgers informed the Company that he could not accept the proposed terms. Mr. Rodgers explained that the proposed settlement would not address the problems associated with the Company’s Executive Chairman position (either with respect to Ray Bingham’s potential conflicts of interest or the unnecessary position itself) and his belief that both Mr. McCranie and Mr. Martino, with their semiconductor industry experience and track records with the proper governance of public companies, would be assets to the Board. Mr. Rodgers stressed to the Company that he would remain open to further negotiation. This was the last communication between Mr. Rodgers and the Company or its representatives prior to the Board’s filing of the Cypress Consent Solicitation Statement. The Board never responded to Mr. Rodgers’s request to continue discussions. Rather, the Board cut off all communications concerning a settlement and instead filed its Consent Solicitation to eliminate cumulative voting on February 17, 2017.

On February 16, 2017, the Board approved the amendment to the Charter eliminating cumulative voting to be in effect for the 2017 Annual Meeting. The Board also approved an amendment to the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard in contested elections, which would be in effect if and only if the stockholders approved the amendment to the Charter to eliminate cumulative voting in time for the 2017 Annual Meeting. Finally, the Board approved an amendment to the Bylaws to implement a form of “proxy access” where a limited number of stockholders can run candidates for Board membership without filing a separate proxy statement, which would be effective for the 2018 Annual Meeting—once again, if and only if the stockholders approved the elimination of cumulative voting.

On February 17, 2017, at 6:01 am Eastern time, the Company filed the preliminary Cypress Consent Solicitation Statement with the Securities and Exchange Commission (the “SEC”), seeking stockholder consent for the amendment to the Charter. That same morning, prior to the opening of trading, the Board issued a press release announcing the preliminary Cypress Consent Solicitation Statement and the nominations made by Mr. Rodgers. While the Board describes the Governance Proposals in the Cypress Consent Solicitation Statement as “steps to strengthen its corporate governance,” the Company’s lead independent director, Eric Benhamou, is quoted in the press release as attributing the timing of such proposals to Mr. Rodgers’s nominations.

By way of the Consent Solicitation, the Board seeks approval from the Company’s stockholders to amend the Charter to eliminate cumulative voting in the election of the directors. The Board also announced that it had approved amendments to the Bylaws (i) to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections and (ii) to implement a form of “proxy access” where a limited number of stockholders can run candidates for Board membership without filing a separate proxy statement. However, the Board has stipulated that these Bylaw amendments will take effect IF AND ONLY IF the stockholders approve the amendment to the Charter and with respect to proxy access, only beginning at the 2018 Annual Meeting, which Mr. Rodgers believes is because the Board did not want Mr. Rodgers to be able to use Proxy Access at the 2017 Annual Meeting.

After the Board filed the preliminary Cypress Consent Solicitation Statement and accompanying press release rejecting Mr. Rodgers’s nominees, Mr. Rodgers issued a press release announcing his nomination of Mr. McCranie and Mr. Martino.

On February 23, 2017, Mr. Rodgers, Mr. McCranie and Mr. Martino issued a press release that included a letter delivered to the Board. Among other things, this letter:

•	reiterated concerns about serious potential violations of Cypress policies and conflicts of interest involving Mr. Bingham, and the inaction of the Board to address these problems; and

•	expressed the concern of Mr. Rodgers, Mr. McCranie and Mr. Martino that the Consent Solicitation sought to change the director election process only after the nomination window for electing directors at the 2017 Annual Meeting had passed, and

•	explained that, despite these developments, Mr. Rodgers would continue to pursue the election of Mr. McCranie and Mr. Martino because he believed that each of them is extremely qualified to serve on the Board as a result of their respective qualifications in the semiconductor industry and the area of corporate governance.

As of the date of this Consent Information Statement, the Board had not responded to the February 23, 2017 letter.

On February 28, 2017, the Board filed the definitive Cypress Consent Solicitation Statement relating to the Governance Proposals.

Mr. Rodgers believes the Cypress Consent Solicitation Statement fails to provide not only the background but the analysis needed for you to make an informed decision.

Eric Benhamou, the lead independent director of the Board, has publicly indicated that the timing of the Consent Solicitation is a direct response to Mr. Rodgers’s submission of nominees for the 2017 Annual Meeting.

Mr. Rodgers believes that the Board has not been adequately forthcoming with its stockholders about the effect the Governance Proposals would have on the 2017 Annual Meeting.

•	The Board’s Interest in the Governance Proposals. Notwithstanding the statements made by the Board in the Cypress Consent Solicitation Statement that its members have no special interest in the outcome, Mr. Rodgers believes that the members of the Board have an interest in the Governance Proposals, and that the entire Consent Solicitation is in response to Mr. Rodgers’s submission of nominations of two highly qualified director candidates. As evidenced by the Board trying to have the voting standard for a contested election at the 2017 Annual Meeting changed from cumulative to plurality, Mr. Rodgers believes the Board is attempting to entrench the existing members of the Board and to prevent Mr. Rodgers’ nominees from being elected to the Board by changing the rules for voting AFTER the deadline for nominations has passed.

•	Effect on 2017 Annual Meeting of Stockholders. The Cypress Consent Solicitation Statement notes only that, if the amendment to the Charter were to be approved by the stockholders, “the ability of minority stockholders, like Mr. Rodgers, to elect nominees to the Board of Directors will be reduced,” without giving any context for what that would mean for an annual meeting where a contested election is already imminent.

However, the Cypress Consent Solicitation Statement makes no attempt to quantify just how dramatically the ability of minority stockholders to elect directors will be reduced. Under the current cumulative voting standard in the Charter, Mr. Rodgers would need to obtain proxies of 25% of the shares voted at the 2017 Annual Meeting (including the shares Mr. Rodgers controls) for both of his candidates to win seats on the seven-person Board, or 12.5% of the shares voted at the 2017 Annual Meeting (including the shares Mr. Rodgers controls) to elect a single nominee. In contrast, under a plurality vote, which would be the standard in a contested election if the Governance Proposals are approved, Mr. Rodgers would need to obtain proxies of a majority of the votes cast among the Company’s stockholders.

Despite the potential negative effect of the removal of cumulative voting on Mr. Rodgers’ candidates, Mr. Rodgers is not asking the Company’s stockholders to vote against the Charter amendment, because stockholders may determine that the provision for future proxy access and majority voting, which as discussed below, the Board has (unnecessarily) tied to removal of cumulative voting, to be more important to them than the removal of cumulative voting. Mr. Rodgers only wants you to be aware of the effect of the change on the ability of stockholders to elect directors so they can make an informed decision.

•	Availability of Proxy Access. The Cypress Consent Solicitation Statement only mentions in passing that it relates to “voting policies which, if approved, would be effective for the election of directors at the 2017 Annual Meeting.” However, the Cypress Consent Solicitation Statement never expressly notes, and instead only leaves to inference, that if the Governance Proposals were to be effected, the Company’s stockholders would not be able to utilize the new proxy access bylaw to nominate a candidate for election to the Board until nominations for the 2018 Annual Meeting. The Cypress Consent Solicitation Statement also fails to make clear that the Board’s proxy access amendment to the Bylaws would disqualify Mr. Rodgers from using proxy access in the future because of his nominations and proposed solicitation for the 2017 Annual Meeting.

Moreover, while the Consent Solicitation Statement discloses that a combination of cumulative voting and proxy access could be used to empower a minority stockholder, it fails to make clear that there is absolutely no necessary tie between the elimination of cumulative voting and proxy access. If the Board wished, it could simply amend the Bylaws, without any stockholder action, to provide for proxy access.

Notwithstanding these shortcomings, Mr. Rodgers has decided not to oppose the proposed amendment to the Charter, and instead to leave the decision to his fellow stockholders. Mr. Rodgers will vote the shares he controls with respect to the amendment to the Charter in proportion with the Company’s other stockholders. Mr. Rodgers is not making any recommendation with respect to the approval of the proposed amendment to the Charter and intends to vote shares as to which he receives a valid proxy and for which there are no specific instructions by the holder in proportion with the Company’s other stockholders who have executed valid consents.

Although the Board previously approved the proposed amendment to the Charter, the amendment must also be approved by holders of a majority of the Company’s outstanding shares of Common Stock as of February 27, 2017, which the Board set as the record date for these consents. As a result, the amendment will be approved only if the Company receives consents to the approval of the amendment from stockholders representing a majority of the shares of Common Stock outstanding on the record date. The Board has disclosed that it determined that it must receive the consents on or before March 24, 2017; however, the Board has disclosed that this date may be extended by the Board in its sole discretion.

If you wish to consent to the approval of the proposed amendment, please mark the “CONSENT” box on the enclosed GOLD proxy to vote in favor of the proposed amendment. If you do not consent to the approval of the proposed amendment, please mark the “WITHHOLD CONSENT” box on the enclosed proxy to vote against the proposed amendment. Please promptly complete, date, sign and return your proxy to MacKenzie Partners, Inc. by electronic mail (in PDF) at CypressFirst@mackenziepartners.com or by mail at 105 Madison Avenue, New York, NY 10016. Any proxy received prior to the Company’s deadline for receiving consents will then be submitted to the Company prior to such deadline. Abstentions, broker non-votes and failures to vote will have the same effect as withheld consents and will be treated as votes against the amendment.

PROPOSAL TO BE ACTED UPON BY COMPANY STOCKHOLDERS

Approval of Amendment to Charter to Eliminate Cumulative Voting

As disclosed in the Cypress Consent Solicitation Statement, the Board is proposing an amendment to the Charter to eliminate cumulative voting in the election of directors. Under Delaware law, stockholders do not have the right to vote their shares cumulatively in any election of directors unless a company’s certificate of incorporation provides otherwise. Article VIII of the Charter currently expressly authorizes cumulative voting in all director elections. Cumulative voting enables a stockholder to concentrate his or her voting power by allocating to one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that stockholder, or to distribute those votes among two or more candidates.

As amended, Article VIII would eliminate cumulative voting in all elections of directors. The Board has also approved (i) an amendment to the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections, implement proxy access and eliminate certain duplicative cumulative voting procedures, and (ii) the adoption of a director resignation policy in connection with the majority voting Bylaw amendment, in each case to be effective following stockholder approval of the above proposal to amend the Charter. The text of the proposed amendments as disclosed in the Cypress Consent Solicitation Statement is included in Annex A to this Consent Information Statement.

The full text of the proposed amendment to the Charter and the proposed amendments to the Bylaws, as provided in the Cypress Consent Solicitation Statement filed on February 28, 2017 with the SEC, are included in Annex A to this Consent Information Statement. Additional information regarding the Governance Proposals is contained in the Cypress Consent Solicitation Statement.

For the reasons described above in this Consent Information Statement under “Reasons for this Consent Information Statement,” Mr. Rodgers is not making any recommendation with respect to the approval of the proposed amendment to the Charter and intends to vote shares as to which he receives a valid proxy and for which there are no specific instructions by the holder in proportion with the Company’s other stockholders who have executed valid consents.

GENERAL INFORMATION

Information Regarding Consents

This Consent Information Statement is being furnished by Mr. Rodgers, the Company’s founding Chief Executive Officer, in connection with the solicitation of stockholder consents by the Board. Following Mr. Rodgers’s submission of notice to the Company of his intention to nominate J. Daniel McCranie and Camillo Martino for election to the Board at the 2017 Annual Meeting, the Board announced that it was soliciting consents in lieu of a meeting of stockholders in order to obtain the Company’s stockholders’ approval of a proposed amendment to the Charter to eliminate cumulative voting in the election of directors.

Voting and Revocability of Consents

The Board disclosed in the Cypress Consent Solicitation Statement that all written consents that the Company receives, regardless of when dated, will be treated as expired unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposal are received by the Company by March 24, 2017 (unless this date is extended by the Board). You may revoke a consent at any time, provided that the Company receives a written, signed and dated revocation before the earlier of (i) the date the Company receives valid, written and unrevoked consents constituting the necessary vote for approval of the proposal or (ii) March 24, 2017 (or, if this date is extended by the Board, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that a consent previously given is no longer effective. You may revoke a consent previously delivered to the Company by delivering an executed GOLD proxy to Mr. Rodgers’s proxy solicitor, MacKenzie Partners, Inc., by electronic mail (in PDF) to CypressFirst@mackenziepartners.com or by mail at 105 Madison Avenue, New York, NY 10016. Only your latest signed and dated proxy or written consent form that is timely received will be counted.

Under Delaware law, no consent shall be effective to approve the amendment unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by the holders of a majority of the Company’s outstanding shares of Common Stock are delivered to the Company.

Solicitation

Mr. Rodgers has hired MacKenzie Partners, Inc. to assist in the Consent Solicitation for reasonable and customary compensation. Mr. Rodgers has also agreed to reimburse MacKenzie for out-of-pocket expenses and to indemnify MacKenzie against certain liabilities and expenses, including reasonable legal fees and related charges. Other than such arrangement, Mr. Rodgers has no plans to make any arrangements and has no understanding with any other person regarding the solicitation of proxies hereunder, and no person has been authorized by him to give any information or to make any representation in connection with the Consent Solicitation, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized.

Mr. Rodgers will pay his own costs of soliciting proxies under this Consent Information Statement. Banks, brokers, dealers, trust companies and similar persons and entities who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses. The initial solicitation of proxies by mail may be supplemented by telephone, fax, email, newspapers and other publications of general distribution, through the Internet, and by other electronic communication and personal solicitation by T.J. Rodgers.

Mr. Rodgers is not making any recommendation with respect to the approval of the proposed amendment and intends to vote shares as to which he receives a valid proxy and for which there are no specific instructions by the holder in proportion with the Company’s other stockholders who have executed valid consents.

Record Date and Consent Rights

The Board has disclosed in the Cypress Consent Solicitation Statement that only stockholders of record as of the close of business on the record date, February 27, 2017, will be entitled to submit consents with respect to the amendment of the Charter. On that date, the Board discloses that there were 327,921,607 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote in the Consent Solicitation. Consents evidencing a majority of the Company’s outstanding shares of Common Stock are required in order to approve the proposal. To be counted with respect to the vote for the proposed amendment to the Charter to eliminate cumulative voting, consents must be delivered to the Company on or before March 24, 2017 (unless this date is extended by the Board). Any GOLD proxy received prior to such deadline by MacKenzie Partners, Inc., Mr. Rodgers’s proxy solicitor, will then be submitted to the Company prior to such deadline. Under Delaware law and our charter documents, abstentions, broker non-votes and failures to vote will have the same effect as withheld consents and will be treated as votes against the amendment.

Any proxy received prior to the Company’s deadline for receiving consents will then be submitted to the Company prior to such deadline.

Interest of the Participants in this Consent Solicitation

The solicitation of proxies in connection with this Consent Information Statement is being conducted by Mr. Rodgers. Mr. McCranie and Mr. Martino may also be deemed to be “participants” in this solicitation. While the outcome of the Consent Solicitation could affect the chances of Mr. Rodgers’s nominees being elected to the Board at the 2017 Annual Meeting, none of Mr. Rodgers, Mr. McCranie nor Mr. Martino otherwise has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal and/or the Consent Solicitation that is not shared by all other stockholders. Moreover, as described above, Mr. Rodgers will vote the shares he controls with respect to the amendment to the Charter in proportion with the Company’s other stockholders.

No Rights of Appraisal

As disclosed by the Company in the Cypress Consent Solicitation Statement, under applicable Delaware corporation law, the Company’s non-consenting stockholders are not entitled to appraisal rights with respect to the amendment to the Charter, and the Company will not independently provide its stockholders with any such right.

Vote Required

As disclosed by the Company in the Cypress Consent Solicitation Statement, approval of the amendment to the Charter to eliminate cumulative voting requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the proposal.

IMPORTANT

MR. RODGERS MAKES NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CHARTER. HE INTENDS TO VOTES SHARES AS TO WHICH HE RECEIVES A VALID PROXY AND FOR WHICH THERE ARE NO SPECIFIC INSTRUCTIONS BY THE HOLDER IN PROPORTION WITH THE COMPANY’S OTHER STOCKHOLDERS WHO HAVE EXECUTED VALID CONSENTS.

OTHER MATTERS

Certain Information Regarding the Company

Based on information publicly disclosed by the Company, the Company’s principal executive office is located at 198 Champion Court, San Jose, California 95134.

As disclosed by the Company in the Cypress Consent Solicitation Statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You may also access the SEC filings and obtain other information about the Company through its website, which is www.cypress.com.

Mr. Rodgers has omitted from this Consent Information Statement certain disclosure required by applicable law to be included in the Cypress Consent Solicitation Statement in reliance on Rule 14a-5(c) of the Exchange Act. Mr. Rodgers was not involved in the preparation of the Cypress Consent Solicitation Statement, and cannot reasonably confirm the accuracy or completeness of certain information contained in the Cypress Consent Solicitation Statement.

Except as otherwise stated in this Consent Information Statement, the information in this Consent Information Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information, including the Cypress Consent Solicitation Statement filed on February 28, 2017 with the SEC. For example, Annex A to this Consent Information Statement includes full text of the proposed amendment to the Charter and the proposed amendments to the Bylaws provided in the Cypress Consent Solicitation Statement.

Although Mr. Rodgers has no knowledge that would indicate that statements relating to the Company contained in this Consent Information Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date (1) Mr. Rodgers has not had access to the books and records of the Company related to such information and statements, (2) was not involved in the preparation of such information, and (3) is not in a position to verify such information and statements. All information relating to any person other than the participants is based only on the knowledge of Mr. Rodgers.

WHERE YOU CAN FIND MORE INFORMATION

This Consent Information Statement is dated March [ ● ], 2017. You should not assume that the information contained in this Consent Information Statement is accurate as of any date other than such date, and the mailing of this Consent Information Statement to stockholders shall not create any implication to the contrary.

T.J. RODGERS MAKES NO RECOMMENDATION WITH RESPECT TO THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CHARTER. HE INTENDS TO VOTES SHARES AS TO WHICH HE RECEIVES A VALID PROXY AND FOR WHICH THERE ARE NO SPECIFIC INSTRUCTIONS BY THE HOLDER IN PROPORTION WITH THE COMPANY’S OTHER STOCKHOLDERS WHO HAVE EXECUTED VALID CONSENTS.

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

ANNEX A

AMENDMENT TO THE COMPANY CHARTER

(Additions are indicated by underlining and deletions are indicated by strikeouts)

ARTICLE VIII

~~At all elections of directors of the corporation, each~~No holder of stock or of any class or classes or of any series thereof shall be entitled to cumulative voting rights as to any~~as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the~~ election of directors of the Corporation~~with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit~~.

*    *    *    *    *

AMENDMENTS TO THE COMPANY BYLAWS

(Additions are indicated by underlining and deletions are indicated by strikeouts)

2.3 SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president, or by one or more stockholders ~~holding~~ owning shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

For purposes of this Section 2.3, a stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant special meeting, and the stockholder holds the recalled shares through the date of the special meeting of stockholders or any adjournment or postponement thereof. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.3, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term under the 1934 Act.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.9 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

The stockholders’ vote may be by voice vote, by electronic or other wireless vote, or in writing.

Except ~~as provided in the last paragraph of this Section 2.9 or~~ as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

~~At a stockholders’ meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates names have been properly placed in nomination (in accordance with these Bylaws). Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.~~

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors and plurality voting applies, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

~~For all matters other than the election of directors, e~~Except as otherwise provided by the express provisions of the law of the state of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at any meeting at which a quorum is present shall be the act of the stockholders and shall be valid and binding upon the corporation.

2.15 ADVANCE NOTICE PROCEDURES

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the

Board of Directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i) To comply with clause (C) of Section 2.15(a) above, a stockholder’s notice must set forth all information required under this Section 2.15(a) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.15(a)(i) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the stockholders and the reasons for conducting such business, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.15, Section 2.3 and Section 2.11, a “Stockholder Associated Person” of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made and (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.15(a) and, if applicable, Section 2.15(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.15(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in either this Section 2.15(b) or Section 2.16 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, ~~or~~ (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.15(b), or (C) in the case of an annual meeting, by an Eligible Stockholder (as defined in Section 2.16(a)) who complies with the procedures set forth in Section 2.16. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(i) To comply with clause (B) of Section 2.15(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.15(a)(i) above. Notwithstanding the foregoing, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in Section 2.16 must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting.

(ii) To be in proper written form, such stockholder’s notice to the secretary must set forth:

(A) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(B) as to such stockholder giving notice, (1) the information required to be provided pursuant to clauses 2 through 5 of Section 2.15(a)(ii) above, and the supplement referenced in the second sentence of Section 2.15(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (2) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.15(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(b) or Section 2.16. In addition, a nominee nominated by a stockholder pursuant to clause (B) of the second sentence of Section 2.15(b) above shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.15(b)(ii) and (iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Additionally, if a stockholder who calls a special meeting pursuant to Section 2.3 provides the information required by this Section 2.15 regarding the nomination of a person for election to the Board of Directors in the written request for a special meeting required by Section 2.3, such notice will be considered timely for purposes of this Section 2.15(c). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(c). In addition, a nominee nominated by a stockholder in accordance with clause (2) of the first sentence of this Section 2.15(c) shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15, including, with respect to business such stockholder intends to bring before a meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.15 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.16 PROXY ACCESS FOR DIRECTOR NOMINATIONS

(a) Subject to the provisions of this Section 2.16, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders (provided that a group of investment funds that are part of the same Qualifying Fund Group (as defined below) shall be treated as one stockholder) that satisfy, the requirements of this Section 2.16 (such individual or group, including as the context requires, each member thereof, being hereinafter referred to as the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.16 to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.16. For purposes of this Section 2.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended.

(b) The number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.16 may be delivered pursuant to this Section 2.16, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting, but before the date of such annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 2.16 shall be calculated based on the number of directors in office as so reduced. In addition, the maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 2.16 shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to or whom were first nominated pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when this maximum number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.16), no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.16. Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.16 for any meeting of stockholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (B) of Section 2.15(b).

(c) For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant annual meeting, and the stockholder holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term under the 1934 Act.

(d) An Eligible Stockholder must have owned (as defined above) three percent (3%) or more of the corporation’s outstanding common stock continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with Section 2.15 of these Bylaws and the record date for determining stockholders entitled to vote at the annual meeting.

(e) Whenever the Eligible Stockholder consists of a group of more than one stockholder (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has continuously owned (as defined in Section 2.16(c) of these Bylaws) during the minimum holding period set forth in Section 2.16(d) hereof in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder. Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 2.16(c) of these Bylaws) by each such stockholder during the minimum holding period set forth in Section 2.16(d) of these Bylaws. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

(f) Within the time period specified in Section 2.15(b)(i) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.16, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

(i) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it owns and has owned continuously throughout the period specified in Section 2.16(d), (B) agreeing to continue to own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;

(ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii) the information, representations, agreements and other documents (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in or included with the stockholder’s notice of nomination pursuant to Section 2.15(b) of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(iv) a copy of the Schedule 14N that has been filed with the Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(v) a representation and agreement that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee being nominated pursuant to this Section 2.16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (F) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (G) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing agreement, (H) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (I) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16 or any solicitation or other activity in connection therewith and (C) file with the Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act;

(vii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, (A) the designation by all group members of one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorizing such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination), and (B) a statement, for each group member, of the lowest number of shares continuously owned (as defined in Section 2.16(c) hereof) by such group member during the minimum holding period set forth in Section 2.16(d) hereof; and

(viii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.16 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Only one (1) Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(h) At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request. In addition to the information required or requested pursuant to Section 2.16(f) of these Bylaws or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 2.16 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares throughout the minimum holding period set forth in Section 2.16(d) hereof and through the date of the annual meeting.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 2.16(i) shall further update and supplement such information, if necessary, so that all information provided (or required to be provided) pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.16).

(j) Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include, pursuant to this Section 2.16, any Stockholder Nominee in the proxy materials for any annual meeting of stockholders:

(i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(ii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;

(iii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation;

(iv) who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(l) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings of stockholders.

(m) The Board of Directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.16 and make all determinations deemed necessary or advisable in connection with Section 2.16. All such actions, interpretations and determinations that are done or made by the Board of Directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties. For the avoidance of doubt, this Section 2.16 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with clause (B) of Section 2.15(b) of these Bylaws. However, this Section 2.16 is the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Sections 2.15 or 2.16 of these Bylaws, respectively, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

PRELIMINARY CONSENT INFORMATION STATEMENT

DATED MARCH 7, 2017, SUBJECT TO COMPLETION

CONSENT OF STOCKHOLDERS OF CYPRESS SEMICONDUCTOR CORPORATION IN LIEU OF A MEETING

THIS PROXY IS SOLICITED BY

T.J. RODGERS

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF CYPRESS SEMICONDUCTOR CORPORATION

This PROXY should be returned promptly and must be returned by March 24, 2017 (unless extended by the Board of Directors of Cypress Semiconductor Corporation in its sole discretion).

This consent is solicited on behalf of T.J. Rodgers. Please mark your vote in blue or black ink as shown here.  ☒

YOU MAY REVOKE ANY PREVIOUSLY EXECUTED CONSENT FORM DELIVERED TO CYPRESS SEMICONDUCTOR CORPORATION BY PROMPTLY SIGNING, DATING AND RETURNING THIS PROXY AS INDICATED BELOW.

Please mark, sign, date and return your Proxy promptly by electronic mail (in PDF) or by mail to:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

The undersigned stockholder of Cypress Semiconductor Corporation, a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law, hereby authorizes T.J. Rodgers to execute a consent on behalf of the undersigned and act as follows on the proposal set forth below:

1.	A proposal to amend the Company’s Second Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors.

CONSENT	WITHHOLD CONSENT	ABSTAIN
☐	☐	☐

Print Name of Stockholder:

Signature of Stockholder:	Date:

Print Name of Stockholder:

Signature of Stockholder:	Date:

Note:	Please sign exactly as your name(s) appears on this form. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.